Exhibit 10.11(b)

Schedule of Executives with

Continuity Agreements

Title	Name	Years/Comp*
President and Chief Executive Officer	Thomas A. Waltermire	3

Group Vice President, Global Plastics	V. Lance Mitchell	3

Vice President and General Manager, Elastomers and Performance Additives	John E. Quinn	3

Vice President and General Manager, Distribution	Michael L. Rademacher	3

Vice President, Chief Legal Officer and Secretary	Wendy C. Shiba	3

Vice President and Chief Human Resources and Information Officer	Kenneth M. Smith	3

Vice President and Chief Financial Officer	W. David Wilson	3

Vice President and General Manager, International Compounds and Colors	Bernard Baert	2

Vice President and General Manager, Specialty Resins and Formulators	Denis L. Belzile	2

Vice President and General Manager, North American Vinyl Compounds	Robert M. Rosenau	1

Vice President. Sourcing and Logistics	Mark Simmons	1

Vice President and Chief Technology Officer	Roger W. Avakian	1

Vice President and Chief Investor and Communications Officer	Dennis A. Cocco	1

Vice President	Daniel L. Kickel	1

Treasurer	John L. Rastetter	1

Corporate Controller	Michael J. Meier	1

*	Years of compensation payable upon change of control.